FIRST INDUSTRIAL REALTY TRUST REPORTS
FOURTH QUARTER AND FULL YEAR 2022 RESULTS
•Year-End Occupancy of 98.8% and Full Year Cash Same Store NOI Growth of 10.1%, Both Company Records
•Cash Rental Rates Up 26.7% in 2022, Highest Annual Increase in Company History
•Cash Rental Rate Increase of 33% on Leases Signed To Date Commencing in 2023
•Started a Million Square-Foot Development in Northern California, Estimated Investment of $126 Million
•Placed In Service 4.1 Million Square Feet of Developments in 2022; 100% Leased, Estimated Total Investment of $448 Million, Cash Yield of 6.6%
•Sold One Property for $54 Million in the Fourth Quarter; $178 Million Sold in 2022
•Increased First Quarter 2023 Dividend to $0.32 Per Share, an 8.5% Increase

CHICAGO, February 8, 2023 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2022. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.62 in the fourth quarter, compared to $0.87 a year ago. Full year 2022 EPS was $2.72, compared to $2.09 in 2021.

First Industrial's fourth quarter FFO was $0.60 per share/unit on a diluted basis, compared to $0.52 per share/unit a year ago. Full year 2022 FFO was $2.28 per share/unit on a diluted basis versus $1.97 per share/unit in 2021. Excluding the income related to insurance claim settlements, fourth quarter and full year 2022 FFO was $0.59 and $2.27 per share/unit, respectively.

“2022 was an outstanding year for First Industrial due to the contributions of our entire team as reflected in our strong performance,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We established new company highs for year-end occupancy and cash rental rate growth, which contributed to record annual cash same store NOI growth. We are well positioned to capture additional rent growth in our portfolio, demonstrated by the 33% growth in cash rental rates on signed leases commencing in 2023.”

Portfolio Performance

•In service occupancy was 98.8% at the end of the fourth quarter of 2022, compared to 98.3% at the end of the third quarter of 2022, and 98.1% at the end of the fourth quarter of 2021.
•In the fourth quarter, cash rental rates increased 41.1%. For the full year, cash rental rates increased 26.7%, which is the highest annual increase in company history.
•The Company has achieved a cash rental rate increase of approximately 33% on leases signed to date commencing in 2023 reflecting 50% of 2023 rollovers.

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•In the fourth quarter, cash basis same store net operating income before termination fees and the income related to insurance claim settlements (“SS NOI”) increased 7.6% reflecting higher average occupancy, increases in rental rates on new and renewal leasing and contractual rent escalations, slightly offset by higher free rent. For the full year, calculated under the same methodology, SS NOI increased 10.1% which is a company record.

Development Leasing

During the fourth quarter, the Company:
•Leased the remaining 66,000 square feet at the 133,000 square-foot First Park Miami Building 9 in South Florida.
•Leased 100% of the 72,000 square-foot First Loop Logistics Park Building 1 in Central Florida. The lease is expected to commence upon completion in the first quarter of 2023.
•Leased 54,000 square feet at its 81,000 square-foot First Loop Logistics Park Building 2 in Central Florida. The lease is expected to commence upon completion in the first quarter of 2023.

Investment and Disposition Activities

In the fourth quarter, the Company:
•Commenced development of First Stockton Logistics Center in Northern California - 1.0 million square feet; $126 million estimated investment.
•Acquired two sites totaling 55 acres in the Philadelphia and Houston markets for $17 million.
•Acquired a 47,000 square-foot building in the Inland Empire for $15 million.
•Sold a 581,000 square-foot building in Minneapolis for $54 million.

For the full year 2022, the Company:
•Placed in service ten developments, 100% leased, totaling 4.1 million square feet, with an estimated total investment of $448 million and a cash yield of 6.6%.
•Acquired 13 sites totaling 134 acres for a total of $162 million that can support approximately 2.0 million square feet of development.
•Acquired 11 buildings totaling 487,000 square feet for a total of $137 million.
•Sold nine buildings comprised of 2.2 million square feet and one land parcel for $178 million; exited the Cleveland market.
•Sold 391 acres at its Camelback 303 business park joint venture in Phoenix; First Industrial's share of the gain and promote before tax is $102 million.

“Through our development efforts in 2022, we placed in service more than four million square feet of premier logistics space, all 100% leased, deploying $448 million in capital,” said Johannson Yap, First Industrial's chief investment officer. “Our team is focused on building upon our excellent development track record of value creation through lease-up within our current pipeline.”

Capital

On November 1, 2022, the Company:
•Borrowed the entire $300 million of the delayed draw unsecured term loan that closed in August.

In the fourth quarter, the Company:
•Entered into interest rate swaps to effectively fix the all-in interest rate on the entire $300 million unsecured term loan at 4.88%. The new fixed rate became effective on December 1, 2022.

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Common Stock Dividend Increased

The board of directors declared a common dividend of $0.32 per share/unit for the quarter ending March 31, 2023 payable on April 17, 2023 to stockholders of record on March 31, 2023. The new dividend rate represents an 8.5% increase from the prior rate of $0.295 per share/unit. This represents a payout ratio of approximately 70% for our anticipated 2023 Adjusted Funds from Operations (AFFO) as defined in our supplemental information report.

Outlook for 2023

“Industrial real estate fundamentals support further market rent growth, which is benefiting our operating results and our earnings, with higher interest rates a partial offset.” added Mr. Baccile. “While the overall economic picture is evolving, we have positioned our company to perform throughout the cycle with our well-located portfolio and pipeline and our strong balance sheet with no debt maturities for the next few years.”

	Low End of	High End of
	Guidance for 2023	Guidance for 2023
	(Per share/unit)	(Per share/unit)
Net Income	$1.09	$1.19
Add: Real Estate Depreciation/Amortization	1.20	1.20

FFO (NAREIT Definition) (1)	$2.29	$2.39

(1) 2023 FFO per share guidance is impacted by an additional $0.02 per share in real estate taxes in one of our markets that we will accrue in 2023 but will not be recoverable from our tenants until the taxes are paid in 2024. Excluding this impact, the midpoint of our FFO per share guidance is $2.36.

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 97.75% to 98.75%.
•SS NOI growth on a cash basis before termination fees of 7.5% to 8.5% for the full year. This range assumes 2023 bad debt expense of $1 million and excludes $1.4 million of income related to insurance claim settlements recognized in 4Q22.
•Includes the incremental costs expected in 2023 related to the Company’s developments completed and under construction as of December 31, 2022. In total, the Company expects to capitalize $0.08 per share of interest in 2023.
•General and administrative expense of $34.0 million to $35.0 million.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future investments or property sales,
◦any future debt repurchases prior to maturity or future debt issuances, or
◦any future equity issuances.

Conference Call

First Industrial will host its fourth quarter and full year 2022 results conference call on Thursday, February 9, 2023 at 10:00 a.m. CST (11:00 a.m. EST). The conference call may be accessed by dialing (877) 870-4263, passcode "First Industrial". The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2022 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.
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FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 68.9 million square feet of industrial space as of December 31, 2022. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking
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statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Statements of Operations and Other Data:
Total Revenues	$144,614	$121,551	$539,929	$476,290

Property Expenses	(37,613)	(32,914)	(143,663)	(131,300)
General and Administrative	(8,755)	(8,979)	(33,972)	(34,610)
Joint Venture Development Services Expense	(591)	—	(909)	—
Depreciation of Corporate FF&E	(261)	(234)	(972)	(891)
Depreciation and Other Amortization of Real Estate	(38,447)	(33,155)	(146,448)	(130,062)
Total Expenses	(85,667)	(75,282)	(325,964)	(296,863)
Gain on Sale of Real Estate	44,064	83,932	128,268	150,310
Interest Expense	(15,909)	(9,729)	(49,013)	(44,103)
Amortization of Debt Issuance Costs	(900)	(757)	(3,187)	(3,423)
Income from Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Benefit (Provision)	$86,202	$119,715	$290,033	$282,211
Equity in (Loss) Income of Joint Ventures (a)	(3,240)	(7)	114,942	(161)
Income Tax Benefit (Provision) (b)	976	(2,700)	(23,363)	(4,879)
Net Income	$83,938	$117,008	$381,612	$277,171
Net Income Attributable to the Noncontrolling Interests	(1,941)	(2,591)	(22,478)	(6,174)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$81,997	$114,417	$359,134	$270,997
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$81,997	$114,417	$359,134	$270,997
Depreciation and Other Amortization of Real Estate	38,447	33,155	146,448	130,062
Noncontrolling Interests	1,941	2,591	22,478	6,174
Gain on Sale of Real Estate	(44,064)	(83,932)	(128,268)	(150,310)
Loss (Gain) on Sale of Real Estate from Joint Ventures (a)	3,220	—	(115,024)	—
Income Tax (Benefit) Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	(690)	2,965	23,658	4,853
Funds From Operations ("FFO") (NAREIT) (c)	$80,851	$69,196	$308,426	$261,776
Amortization of Equity Based Compensation	3,145	3,147	15,722	13,719
Amortization of Debt Discounts and Hedge Costs	105	105	417	417
Amortization of Debt Issuance Costs	900	757	3,187	3,423
Depreciation of Corporate FF&E	261	234	972	891
Non-incremental Building Improvements	(5,814)	(5,075)	(16,614)	(15,440)
Non-incremental Leasing Costs	(9,692)	(10,471)	(30,899)	(30,558)
Capitalized Interest	(3,747)	(3,990)	(16,298)	(12,140)
Capitalized Overhead	(1,787)	(1,905)	(9,409)	(6,642)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(9,704)	(3,171)	(26,914)	(15,768)
Adjusted Funds From Operations ("AFFO") (c)	$54,518	$48,827	$228,590	$199,678
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$81,997	$114,417	$359,134	$270,997
Interest Expense	15,909	9,729	49,013	44,103
Depreciation and Other Amortization of Real Estate	38,447	33,155	146,448	130,062
Income Tax (Benefit) Provision - Not Allocable to Gain on Sale of Real Estate (b)	(286)	(265)	(295)	26
Noncontrolling Interests	1,941	2,591	22,478	6,174
Amortization of Debt Issuance Costs	900	757	3,187	3,423
Depreciation of Corporate FF&E	261	234	972	891
Gain on Sale of Real Estate	(44,064)	(83,932)	(128,268)	(150,310)
Loss (Gain) on Sale of Real Estate from Joint Ventures (a)	3,220	—	(115,024)	—
Income Tax (Benefit) Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	(690)	2,965	23,658	4,853
Adjusted EBITDA (c)	$97,635	$79,651	$361,303	$310,219
General and Administrative	8,755	8,979	33,972	34,610
FFO from Joint Ventures (a)	20	7	82	161
Net Operating Income ("NOI") (c)	$106,410	$88,637	$395,357	$344,990
Non-Same Store NOI	(14,720)	(4,975)	(39,587)	(20,304)
Same Store NOI Before Same Store Adjustments (c)	$91,690	$83,662	$355,770	$324,686
Straight-line Rent	(3,662)	(1,733)	(11,468)	(11,330)
Above (Below) Market Lease Amortization	(232)	(233)	(927)	(1,016)
Lease Termination Fees	(42)	(152)	(119)	(560)
Same Store NOI (Cash Basis without Termination Fees) (c)	$87,754	$81,544	$343,256	$311,780

Weighted Avg. Number of Shares/Units Outstanding - Basic	134,282	132,914	134,229	131,740
Weighted Avg. Number of Shares Outstanding - Basic	132,137	130,914	132,024	129,688

Weighted Avg. Number of Shares/Units Outstanding - Diluted	134,875	133,415	134,681	132,237
Weighted Avg. Number of Shares Outstanding - Diluted	132,241	131,002	132,103	129,775

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$81,997	$114,417	$359,134	$270,997
Less: Allocation to Participating Securities	(90)	(129)	(348)	(299)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$81,907	$114,288	$358,786	$270,698

Basic and Diluted Per Share	$0.62	$0.87	$2.72	$2.09

FFO (NAREIT) (c)	$80,851	$69,196	$308,426	$261,776
Less: Allocation to Participating Securities	(203)	(196)	(736)	(727)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$80,648	$69,000	$307,690	$261,049

Basic Per Share/Unit	$0.60	$0.52	$2.29	$1.98
Diluted Per Share/Unit	$0.60	$0.52	$2.28	$1.97

Common Dividends/Distributions Per Share/Unit	$0.295	$0.270	$1.180	$1.080

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Balance Sheet Data (end of period):	December 31, 2022	December 31, 2021
Gross Real Estate Investment	$5,343,039	$4,646,444
Total Assets	4,954,322	4,179,098
Debt	2,066,301	1,610,020
Total Liabilities	2,424,023	1,930,726
Total Equity	2,530,299	2,248,372

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2022	2021	2022	2021
(a)	Equity in (Loss) Income of Joint Ventures
	Equity in (Loss) Income of Joint Ventures per GAAP	$(3,240)	$(7)	$114,942	$(161)
	Loss (Gain) on Sale of Real Estate from Joint Ventures	3,220	—	(115,024)	—
	FFO from Joint Ventures	$(20)	$(7)	$(82)	$(161)

(b)	Income Tax Benefit (Provision)
	Income Tax Benefit (Provision) per GAAP	$976	$(2,700)	$(23,363)	$(4,879)
	Income Tax (Benefit) Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures	(690)	2,965	23,658	4,853
	Income Tax Benefit (Provision) - Not Allocable to Gain on Sale of Real Estate	$286	$265	$295	$(26)

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

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FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2021 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2021 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the three and twelve months ended December 31, 2022 exclude $1,438 of one-time insurance settlement gain recognized on multiple properties within the Same Store Pool. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

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